1 https://twitter.com/fordhttps://ford.to/facebook https://ford.to/linkedin News Ford+ Delivers Solid 2023, Provides Outlook for Healthy ’24; Company Declares Regular, Supplemental Stock Dividends · Popular products, customer choice across gas, hybrid, electric vehicles drive full-year growth in each customer-centered auto segment; Ford Pro and Ford Blue strongly profitable · Fourth-quarter revenue increased to $46 billion; net loss of $526 million attributable to special items; adjusted EBIT totaled $1.1 billion · Full-year net income of $4.3 billion and adjusted EBIT of $10.4 billion; operating cash flow was $14.9 billion, adjusted FCF of $6.8 billion · Company declares first-quarter regular and supplemental dividends of 15 and 18 cents per share, respectively, payable March 1 to shareholders of record on Feb. 16 · Outlook for full-year 2024 includes adjusted EBIT of $10 billion to $12 billion, adjusted FCF of $6 billion to $7 billion, and capital spending of $8 billion to $9.5 billion DEARBORN, Mich., Feb. 6, 2024 – Ford+, in its first full year of operating with customer- centered business segments in 2023, demonstrated the strategy’s capacity to adapt to the wants and needs of customers and give them great experiences and value, while generating growth and profitability. “We’re the only company that gives customers such a wide range of choices – gas, hybrid and electric vehicles – made possible by our Ford+ plan and the talented team that’s carrying it out,” said President and CEO Jim Farley. “Ford is creating a product, software and services powerhouse with huge potential for this year and the long haul.” Company Key Metrics Summary

2 Ford’s fourth-quarter 2023 revenue was $46 billion, an increase of 4% from the same period a year ago on comparable vehicle volumes. Net pricing was favorable. A net loss of $526 million in the period was attributable to a $1.7 billion pretax, non-cash accounting loss related to the remeasurement of pension and other postretirement employee benefits plans. Adjusted earnings before interest and taxes, or EBIT, totaled $1.1 billion. For full-year 2023, revenue was up 11% to $176 billion. Net income improved year-over-year to $4.3 billion; adjusted EBIT of $10.4 billion was essentially flat year-over-year and at the high end of guidance that Ford provided following ratification of its new contracts with the UAW in the U.S. and Unifor in Canada. Profitability and cash flow from outside North America in 2023 represented a reversal from a combined loss of about $2 billion in 2020. The improvement in those markets reflected benefits from lower capital approaches in China and elsewhere, and continued strength of the Ranger midsize pickup and Everest SUV. Operating cash flow of $14.9 billion for all of 2023 was solid; adjusted free cash flow of $6.8 billion was significantly better than the company’s outlook of $5.0 billion to $5.5 billion. Ford’s balance sheet remains strong, with nearly $29 billion in cash and more than $46 billion in liquidity at the end of the year. CFO John Lawler said that the company’s robust cash flow and disciplined capital allocation enable vital investments in Ford+ while also returning value to shareholders – targeting distributions of 40% to 50% of adjusted free cash flow. Accordingly, the company today declared a first-quarter regular dividend of 15 cents per share and a supplemental dividend of 18 cents per share. The dividends are payable March 1 to shareholders of record at the close of business on Feb. 16. Lawler said that Ford will improve capital efficiency by both selectively reducing investments and raising the bar on expected returns for initiatives that the company greenlights. “The objective is to improve total adjusted return on invested capital from about 14% in 2023 to 20% over the next couple of years,” Lawler said. “Simply ‘good’ isn’t good enough and investments are going to projects that have credible plans to deliver their targeted returns.” EVs, according to the company, provide a great illustration. “EVs are here to stay, customer adoption is growing, and their long-term upside is central to Ford+,” said Lawler. “The customer insights we’re getting by being an early mover in electric pickups, SUVs and commercial vehicles are invaluable – especially as we’re developing next- generation EVs that are going to surprise customers and be profitable within a year of launch.” However, with mainstream customer adoption of EVs happening at a slower rate than the industry expected, Ford said months ago that it’s deferring certain capital investments in EVs until they’re justified by demand and prospects for acceptable returns. Business Segment Full-Year Highlights Ford Pro – which is devoted to understanding the needs of and developing solutions for commercial customers – produced full year revenue growth of 19% and EBIT of $7.2 billion, more than double in 2022, with a margin of 12.4%. Farley called Ford Pro “the global leader in work” with its Super Duty trucks, Transit vans and high- value services that help commercial customers accelerate their productivity. He said that the segment is on track to an EBIT margin in the mid-teens by further extending Ford Pro’s substantial competitive advantages.

		Ford Blue			Ford Model e			Ford Pro	
Q4 2023 Results H / (L) Q4 2022									
Wholesales (000)			758			34			361
	YoY		(0) %			14 %			1 %
Revenue ($B)		$	26.2		$	1.6		$	15.4
	YoY		(0) %			2 %			11 %
EBIT ($M)		$	813		$	(1,570)		$	1,811
	YoY		(736)			(939)			361
EBIT Margin (%)			3.1 %			(98.2) %			11.8 %
	YoY		(2.8) ppts			(57.8) ppts			1.3 ppts
Full-Year Results H / (L) FY 2022									
Wholesales (000)			2,920			116			1,377
	YoY		3 %			20 %			6 %
Revenue ($B)		$	101.9		$	5.9		$	58.1
	YoY		8 %			12 %			19 %
EBIT ($M)		$	7,462		$	(4,701)		$	7,222
	YoY		615			(2,568)			4,000
EBIT Margin (%)			7.3 %			(79.7) %			12.4 %
	YoY		0.1 ppts			(39.1) ppts			5.9 ppts

Commercial customers and Ford are benefiting from the 2023 launches within Ford Pro's primary vehicle franchises: all-new Super Duty trucks in North America and Transit Custom vans in Europe. In the fourth quarter, software subscriptions increased by nearly 50% from the prior year; orders for mobile repairs more than doubled.

Ford Blue, the company's gas- and hybrid-vehicle business, reported a full year 8% revenue gain that outpaced wholesales growth of 3%, EBIT of $7.5 billion and a margin of 7.3%. Hybrid vehicles – especially hybrid versions of the legendary F-150 and compact Maverick pickups – last year accounted for 13% of Ford Blue's U.S. volume.

"We sold about 700,000 hybrids worldwide over the past three years and Ford is the only brand in the top three in both hybrids and EVs in the U.S.," Farley said. "We're expecting double-digit hybrid growth again in 2024."

By the end of 2024, 60% of Ford Blue's global vehicle lineup will have been recently refreshed. That includes a new version of the legendary F-150 coming soon – part of the company's F-Series of trucks, the best-selling vehicle in the U.S. for 47 straight years.

Ford's pickup leadership is broadly based and worldwide, comprising F-Series, including Ford Pro's Super Duty lineup; Ranger; and the compact Maverick. In its 2024 buying guide, *Consumer Reports* named Maverick the best small truck and Maverick Hybrid the top fuel-efficient truck in its 2024 Buying Guide.

Ford Model e's wholesales and revenue were both up at double-digit full-year rates. The start-up segment incurred a full-year EBIT loss of $4.7 billion, reflecting an extremely competitive pricing environment, along with strategic investments in the development of clean-sheet, next-generation EVs.

Sales volumes of the F-150 Lightning pickup and Mustang Mach-E SUV both were up year-over-year and respectively the top-selling electric pickup and No. 3 most popular EV of any type in the U.S. for 2023.

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4 Ford continued to build momentum behind its software-enabled services. Total paid software subscriptions across all segments rose 8% sequentially in the fourth quarter to about 630,000. During 2023, the company expanded availability of Ford’s BlueCruise advanced driver- assistance system to Great Britain, Germany and Spain, a first in that country – in addition to the U.S. and Canada. More than 290,000 BlueCruise-equipped Ford and Lincoln vehicles are now on the road, with customer use exceeding 2.3 million hours and 156 million hands-free miles – and counting. Ford Credit’s full-year earnings before taxes of $1.3 billion were in line with the company’s expectations, though lower than a year ago. Among influences were higher borrowing costs, lower auction values and higher credit losses – all of which were anticipated. Full-Year 2024 Outlook Ford Chief Operating Officer Kumar Galhotra said that the company entered 2024 with the talent and structure needed to correct quality and cost issues, contributing to growing fundamental strength and upside. “We’re seeing green shoots of quality improvement, including in our new-product launches – with several important ones coming up this year,” Galhotra said. “Across our global industrial system we’ve identified and will land $2 billion in cost reductions, in areas like material, freight and manufacturing – and we’re just getting started.” Ford anticipates full-year adjusted EBIT of $10 billion to $12 billion and to generate $6 billion to $7 billion in adjusted free cash flow, with capital expenditures of $8 billion to $9.5 billion. The guidance presumes flat to modestly higher full-year U.S. industry volume, with overall lower vehicle pricing. Upsides include beneficial pricing and mix from 12 months of sales of the all-new Super Duty that Ford Pro introduced during 2023. The company’s total costs are expected to be flat year-over-year, the net of factors including the $2 billion in industrial cost improvements, offset by higher expenses for labor and major product- refresh actions. At a segment level, the outlook is for full-year 2024 EBIT of at least $8 billion to $9 billion from Ford Pro and about $7 billion to $7.5 billion from Ford Blue; an EBIT loss of $5.0 billion to $5.5 billion for Ford Model e; and earnings before taxes of about $1.5 billion from Ford Credit. Ford plans to report first-quarter 2024 financial results on Wednesday, April 24. # # # About Ford Motor Company Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company’s Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer- centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford provides financial services through Ford Motor Credit Company. Ford employs about 177,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Jessica Vila-Goulding	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.248.3896	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	jvila5@ford.com	stockinf@ford.com

Conference Call Details

Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their fourth-quarter and full-year 2023 financial results at 4:05 p.m. ET on Tuesday, Feb. 6. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results in the context of the company's ambitious Ford+ plan for growth and value creation. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call.

Ford Fourth-Quarter Earnings Call: Tuesday, Feb. 6, at 5:00 p.m. ET

Toll-Free: 844.282.4573
International: +1.412.317.5617
Registration Link (option, speeds login): Ford Earnings Call
Webcast: shareholder.ford.com

Replay

Available after 8:00 p.m. ET on Tuesday, Feb. 6, and through Tuesday, Feb. 13
Webcast: shareholder.ford.com
Toll-Free: (U.S.) 877.344.7529
(Canada) 855.669.9658
International: +1.412.317.0088
Conference ID: 1110241

The following applies to the information throughout this release:

- See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as "adjusted" to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles ("GAAP").
- Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation ("JMC") brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the Feb. 6, 2024, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

5

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials and other components necessary for the production of electric vehicles, Ford has entered into and may, in the future, enter into multi-year commitments to raw material and other suppliers that subject Ford to risks associated with lower future demand for such items as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in recall campaigns, increased warranty costs, or delays in new model launches, and the time it takes to improve the quality of our vehicles and services could continue to have an adverse effect on our business; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or business strategies; • Ford may not realize the anticipated benefits of restructuring actions and such actions may cause Ford to incur significant charges, disrupt our operations, or harm our reputation; • Operational information systems, security systems, vehicles, and services could be affected by cybersecurity incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, public health issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Failure to develop and deploy secure digital services that appeal to customers could have a negative impact on Ford’s business; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract, develop, grow, and reward talent is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries, and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint and supply chain, Ford’s results and operations could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, public health emergency, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors, particularly for electric vehicles; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, data protection, and artificial intelligence laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as updated by subsequent filings with the United States Securities and Exchange Commission.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the years ended December 31, 2021 2022 2023 Cash flows from operating activities Net income/(loss) $ 17,910 $ (2,152) $ 4,329 Depreciation and tooling amortization 7,318 7,642 7,690 Other amortization (1,358) (1,149) (1,167) (Gains)/Losses on extinguishment of debt 1,702 121 — Provision for/(Benefit from) credit and insurance losses (298) 46 438 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (4,865) (378) 3,052 Equity method investment dividends received in excess of (earnings)/losses and impairments 116 3,324 (33) Foreign currency adjustments 532 (27) (234) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments (9,159) 7,518 205 Net (gain)/loss on changes in investments in affiliates (368) 147 (9) Stock compensation 305 336 460 Provision for/(Benefit from) deferred income taxes (563) (1,910) (1,649) Decrease/(Increase) in finance receivables (wholesale and other) 7,656 (10,560) (4,827) Decrease/(Increase) in accounts receivable and other assets (1,141) (1,183) (2,620) Decrease/(Increase) in inventory (1,778) (2,576) (1,219) Increase/(Decrease) in accounts payable and accrued and other liabilities (36) 7,268 9,829 Other (186) 386 673 Net cash provided by/(used in) operating activities 15,787 6,853 14,918 Cash flows from investing activities Capital spending (6,227) (6,866) (8,236) Acquisitions of finance receivables and operating leases (48,379) (45,533) (54,505) Collections of finance receivables and operating leases 52,094 46,276 44,561 Proceeds from sale of business 145 449 — Purchases of marketable securities and other investments (27,491) (17,458) (8,590) Sales and maturities of marketable securities and other investments 33,229 19,117 12,700 Settlements of derivatives (272) 94 (138) Capital contributions to equity method investments (57) (738) (2,733) Other (297) 312 (687) Net cash provided by/(used in) investing activities 2,745 (4,347) (17,628) Cash flows from financing activities Cash payments for dividends and dividend equivalents (403) (2,009) (4,995) Purchases of common stock — (484) (335) Net changes in short-term debt 3,273 5,460 (1,539) Proceeds from issuance of long-term debt 27,901 45,470 51,659 Payments of long-term debt (54,164) (45,655) (41,965) Other (105) (271) (241) Net cash provided by/(used in) financing activities (23,498) 2,511 2,584 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (232) (414) (104) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (5,198) $ 4,603 $ (230) Cash, cash equivalents, and restricted cash at beginning of period $ 25,935 $ 20,737 $ 25,340 Net increase/(decrease) in cash, cash equivalents, and restricted cash (5,198) 4,603 (230) Cash, cash equivalents, and restricted cash at end of period $ 20,737 $ 25,340 $ 25,110

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the years ended December 31, 2021 2022 2023 Revenues Company Excluding Ford Credit $ 126,268 $ 149,079 $ 165,901 Ford Credit 10,073 8,978 10,290 Total revenues 136,341 158,057 176,191 Costs and expenses Cost of sales 114,651 134,397 150,550 Selling, administrative, and other expenses 11,915 10,888 10,702 Ford Credit interest, operating, and other expenses 5,252 6,496 9,481 Total costs and expenses 131,818 151,781 170,733 Operating income/(loss) 4,523 6,276 5,458 Interest expense on Company debt excluding Ford Credit 1,803 1,259 1,302 Other income/(loss), net 14,733 (5,150) (603) Equity in net income/(loss) of affiliated companies 327 (2,883) 414 Income/(Loss) before income taxes 17,780 (3,016) 3,967 Provision for/(Benefit from) income taxes (130) (864) (362) Net income/(loss) 17,910 (2,152) 4,329 Less: Income/(Loss) attributable to noncontrolling interests (27) (171) (18) Net income/(loss) attributable to Ford Motor Company $ 17,937 $ (1,981) $ 4,347 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 4.49 $ (0.49) $ 1.09 Diluted income/(loss) 4.45 (0.49) 1.08 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,991 4,014 3,998 Diluted shares 4,034 4,014 4,041

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 December 31, 2023 ASSETS Cash and cash equivalents $ 25,134 $ 24,862 Marketable securities 18,936 15,309 Ford Credit finance receivables, net of allowance for credit losses of $255 and $256 38,720 46,425 Trade and other receivables, less allowances of $105 and $64 15,729 15,601 Inventories 14,080 15,651 Other assets 3,877 3,633 Total current assets 116,476 121,481 Ford Credit finance receivables, net of allowance for credit losses of $590 and $626 49,903 55,650 Net investment in operating leases 22,772 21,384 Net property 37,265 40,821 Equity in net assets of affiliated companies 2,798 5,548 Deferred income taxes 15,552 16,985 Other assets 11,118 11,441 Total assets $ 255,884 $ 273,310 LIABILITIES Payables $ 25,605 $ 25,992 Other liabilities and deferred revenue 21,097 25,870 Debt payable within one year Company excluding Ford Credit 730 477 Ford Credit 49,434 49,192 Total current liabilities 96,866 101,531 Other liabilities and deferred revenue 25,497 28,414 Long-term debt Company excluding Ford Credit 19,200 19,467 Ford Credit 69,605 80,095 Deferred income taxes 1,549 1,005 Total liabilities 212,717 230,512 EQUITY Common Stock, par value $0.01 per share (4,086 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,832 23,128 Retained earnings 31,754 31,029 Accumulated other comprehensive income/(loss) (9,339) (9,042) Treasury stock (2,047) (2,384) Total equity attributable to Ford Motor Company 43,242 42,773 Equity attributable to noncontrolling interests (75) 25 Total equity 43,167 42,798 Total liabilities and equity $ 255,884 $ 273,310

2023 SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the Year Ended December 31, 2023			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 2,996	$ 1,333	$ —	$ 4,329
Depreciation and tooling amortization	5,336	2,354	—	7,690
Other amortization	28	(1,195)	—	(1,167)
Provision for/(Benefit from) credit and insurance losses	107	331	—	438
Pension and OPEB expense/(income)	3,052	—	—	3,052
Equity method investment dividends received in excess of (earnings)/losses and impairments	(29)	(4)	—	(33)
Foreign currency adjustments	(49)	(185)	—	(234)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	236	(31)	—	205
Net (gain)/loss on changes in investments in affiliates	(9)	—	—	(9)
Stock compensation	446	14	—	460
Provision for/(Benefit from) deferred income taxes	(1,032)	(617)	—	(1,649)
Decrease/(Increase) in finance receivables (wholesale and other)	—	(4,827)	—	(4,827)
Decrease/(Increase) in intersegment receivables/payables	167	(167)	—	—
Decrease/(Increase) in accounts receivable and other assets	(2,512)	(108)	—	(2,620)
Decrease/(Increase) in inventory	(1,219)	—	—	(1,219)
Increase/(Decrease) in accounts payable and accrued and other liabilities	9,602	227	—	9,829
Other	539	134	—	673
Interest supplements and residual value support to Ford Credit	(3,921)	3,921	—	—
Net cash provided by/(used in) operating activities	$ 13,738	$ 1,180	$ —	$ 14,918
Cash flows from investing activities				
Capital spending	$ (8,156)	$ (80)	$ —	$ (8,236)
Acquisitions of finance receivables and operating leases	—	(54,505)	—	(54,505)
Collections of finance receivables and operating leases	—	44,561	—	44,561
Purchases of marketable securities and other investments	(6,551)	(2,039)	—	(8,590)
Sales and maturities of marketable securities and other investments	9,895	2,805	—	12,700
Settlements of derivatives	7	(145)	—	(138)
Capital contributions to equity method investments	(2,733)	—	—	(2,733)
Other	(687)	—	—	(687)
Investing activity (to)/from other segments	—	(3)	3	—
Net cash provided by/(used in) investing activities	$ (8,225)	$ (9,406)	$ 3	$ (17,628)
Cash flows from financing activities				
Cash payments for dividends and dividend equivalents	$ (4,995)	$ —	$ —	$ (4,995)
Purchases of common stock	(335)	—	—	(335)
Net changes in short-term debt	(115)	(1,424)	—	(1,539)
Proceeds from issuance of long-term debt	—	51,659	—	51,659
Payments on long-term debt	(212)	(41,753)	—	(41,965)
Other	(102)	(139)	—	(241)
Financing activity to/(from) other segments	3	—	(3)	—
Net cash provided by/(used in) financing activities	$ (5,756)	$ 8,343	$ (3)	$ 2,584
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (262)	$ 158	$ —	$ (104)

11

12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the Year Ended December 31, 2023 Company excluding Ford Credit Ford Credit Consolidated Revenues $ 165,901 $ 10,290 $ 176,191 Total costs and expenses 161,252 9,481 170,733 Operating income/(loss) 4,649 809 5,458 Interest expense on Company debt excluding Ford Credit 1,302 — 1,302 Other income/(loss), net (1,093) 490 (603) Equity in net income/(loss) of affiliated companies 382 32 414 Income/(Loss) before income taxes 2,636 1,331 3,967 Provision for/(Benefit from) income taxes (360) (2) (362) Net income/(loss) 2,996 1,333 4,329 Less: Income/(loss) attributable to noncontrolling interests (18) — (18) Net income/(loss) attributable to Ford Motor Company $ 3,014 $ 1,333 $ 4,347

13 Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): December 31, 2023 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 14,204 $ 10,658 $ — $ 24,862 Marketable securities 14,520 789 — 15,309 Ford Credit finance receivables, net — 46,425 — 46,425 Trade and other receivables, net 5,771 9,830 — 15,601 Inventories 15,651 — — 15,651 Other assets 2,658 975 — 3,633 Receivable from other segments 1,716 1,773 (3,489) — Total current assets 54,520 70,450 (3,489) 121,481 Ford Credit finance receivables, net — 55,650 — 55,650 Net investment in operating leases 1,052 20,332 — 21,384 Net property 40,551 270 — 40,821 Equity in net assets of affiliated companies 5,431 117 — 5,548 Deferred income taxes 16,795 190 — 16,985 Other assets 9,959 1,482 — 11,441 Receivable from other segments — 30 (30) — Total assets $ 128,308 $ 148,521 $ (3,519) $ 273,310 Liabilities Payables $ 25,092 $ 900 $ — $ 25,992 Other liabilities and deferred revenue 23,273 2,597 — 25,870 Company excluding Ford Credit debt payable within one year 477 — — 477 Ford Credit debt payable within one year — 49,192 — 49,192 Payable to other segments 3,373 116 (3,489) — Total current liabilities 52,215 52,805 (3,489) 101,531 Other liabilities and deferred revenue 26,519 1,895 — 28,414 Company excluding Ford Credit long-term debt 19,467 — — 19,467 Ford Credit long-term debt — 80,095 — 80,095 Deferred income taxes 668 337 — 1,005 Payable to other segments 30 — (30) — Total liabilities $ 98,899 $ 135,132 $ (3,519) $ 230,512

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2022 2023 2022 2023 Net Income / (Loss) Attributable to Ford (GAAP) 1,289$ (526)$ (1,981)$ 4,347$ Income / (Loss) Attributable to Noncontrolling Interests (30) 3 (171) (18) Net income / (Loss) 1,259$ (523)$ (2,152)$ 4,329$ Less: (Provision For) / Benefit From Income Taxes 93 1,344 864 362 Income / (Loss) Before Income Taxes 1,166$ (1,867)$ (3,016)$ 3,967$ Less: Special Items Pre-Tax (1,080) (2,554) (12,172) (5,147) Income / (Loss) Before Special Items Pre-Tax 2,246$ 687$ 9,156$ 9,114$ Less: Interest on Debt (318) (366) (1,259) (1,302) Adjusted EBIT (Non-GAAP) 2,564$ 1,053$ 10,415$ 10,416$ Memo: Revenue ($B) 44.0$ 46.0$ 158.1$ 176.2$ Net Income / (Loss) Margin (GAAP) (%) 2.9% (1.1)% (1.3)% 2.5% Adjusted EBIT Margin (%) (Non-GAAP) 5.8% 2.3% 6.6% 5.9% Fourth Quarter Full Year 2022 2023 2022 2023 Diluted After-Tax Results ($M) Diluted After-Tax Results (GAAP) 1,289$ (526)$ (1,981)$ 4,347$ Less: Impact of Pre-Tax and Tax Special Items (a) (780) (1,688) (9,599) (3,786) Adjusted Net Income / (Loss) – Diluted (Non-GAAP) 2,069$ 1,162$ 7,618$ 8,133$ Basic and Diluted Shares (M) Basic Shares (Average Shares Outstanding) 4,004 3,998 4,014 3,998 Diluted Shares 4,047 4,045 4,056 4,041 Earnings / (Loss) Per Share – Diluted (GAAP) (b) 0.32$ (0.13)$ (0.49)$ 1.08$ Less: Net Impact of Adjustments (0.19) (0.42) (2.37) (0.93) Adjusted Earnings Per Share – Diluted (Non-GAAP) 0.51$ 0.29$ 1.88$ 2.01$ a. Includes adjustment for noncontrolling interest in 2023 b. For the fourth quarter of 2023 and full year 2022, there were 47M and 42M shares excluded from the calculation of diluted earnings / (loss) per share, respectively, due to their anti-dilutive effect Fourth Quarter Full Year Net Dilutive Options, Unvested Restricted Stock Units, Unvested Restricted Stock Shares, and Convertible Debt 43 47 42 43

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2023 Q4	2023 Full Year	Memo: Full Year 2022
Pre-Tax Results ($M)			
Income / (Loss) Before Income Taxes (GAAP)	$ (1,867)	$ 3,967	$ (3,016)
Less: Impact of Special Items	(2,554)	(5,147)	(12,172)
Adjusted Earnings Before Taxes (Non-GAAP)	$ 687	$ 9,114	$ 9,156
Taxes ($M)			
(Provision For) / Benefit From Income Taxes (GAAP) (a)	$ 1,344	$ 362	$ 864
Less: Impact of Special Items (b)	865	1,273	2,573
Adjusted (Provision For) / Benefit From Income Taxes (Non-GAAP)	$ 479	$ (911)	$ (1,709)
Tax Rate (%)			
Effective Tax Rate (GAAP) (a)	72.0%	(9.1)%	28.6%
Adjusted Effective Tax Rate (Non-GAAP)	(69.7)%	10.0%	18.7%

a. 2023 reflects benefits from U.S. research tax credits and legal entity restructuring within our leasing operations and China

b. 2022 reflects the tax consequences of unrealized losses on marketable securities and favorable changes in our valuation allowances. 2023 reflects benefits from China legal entity restructuring

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	2022 Q1	2022 Q2	2022 Q3	2022 Q4	2023 Q1	2023 Q2	2023 Q3	2023 Q4	Full Year 2022	Full Year 2023
Net Cash Provided By / (Used In) Operating Activities (GAAP)	$ (1,084)	$ 2,947	$ 3,812	$ 1,178	$ 2,800	$ 5,035	$ 4,591	$ 2,492	$ 6,853	$ 14,918
Less: Items Not Included in Company Adjusted Free Cash Flows										
Ford Credit Operating Cash Flows	(419)	(1,340)	(439)	(3,218)	626	581	1,800	(1,827)	(5,416)	1,180
Funded Pension Contributions	(174)	(154)	(130)	(109)	(125)	(109)	(190)	(168)	(567)	(592)
Restructuring (Including Separations) *	(176)	(137)	(179)	(343)	(81)	(118)	(297)	(529)	(835)	(1,025)
Ford Credit Tax Payments / (Refunds) Under Tax Sharing Agreement	-	-	22	125	(5)	-	-	174	147	169
Other, Net	(20)	20	(150)	92	(140)	(73)	(151)	604 **	(58)	240
Add: Items Included in Company Adjusted Free Cash Flows										
Company Excluding Ford Credit Capital Spending	(1,349)	(1,503)	(1,613)	(2,046)	(1,760)	(1,927)	(2,191)	(2,274)	(6,511)	(8,152)
Ford Credit Distributions	1,000	600	500	-	-	-	-	-	2,100	-
Settlement of Derivatives	64	(36)	26	(144)	(72)	92	(13)	-	(90)	7
Company Adjusted Free Cash Flow (Non-GAAP)	$ (580)	$ 3,619	$ 3,601	$ 2,441	$ 693	$ 2,919	$ 1,225	$ 1,964	$ 9,081	$ 6,801

* Restructuring excludes cash flows reported in investing activities

** Includes timing differences with a joint venture and currency impacts

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q4 2022 Ending Q4 2023 Adjusted Net Operating Profit / (Loss) After Cash Tax Net Income / (Loss) Attributable to Ford (2.0)$ 4.3$ Add: Noncontrolling Interest (0.2) (0.0) Less: Income Tax 0.9 0.4 Add: Cash Tax (0.8) (1.0) Less: Interest on Debt (1.3) (1.3) Less: Total Pension / OPEB Income / (Cost) 0.4 (3.1) Add: Pension / OPEB Service Costs (1.0) (0.6) Net Operating Profit / (Loss) After Cash Tax (3.9)$ 6.7$ Less: Special Items (excl. Pension / OPEB) Pre-Tax (11.7) (2.7) Adj. Net Operating Profit / (Loss) After Cash Tax 7.8$ 9.5$ Invested Capital Equity 43.2$ 42.8$ Debt (excl. Ford Credit) 19.9 19.9 Net pension and OPEB liability 4.7 7.0 Invested Capital (End of Period) 67.8$ 69.8$ Average Invested Capital 70.0$ 68.1$ ROIC (a) (5.6)% 9.9% Adjusted ROIC (Non-GAAP) (b) 11.2% 13.9% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Fourth Quarter				Full Year			
	2022		2023		2022		2023	
Restructuring								
China	$	(0.3)	$	(0.1)	$	(0.4)	$	(1.0)
Europe		(0.1)		(0.5)		(0.2)		(1.0)
Ford Credit - Brazil		-		-		(0.2)		-
Other (a)		0.0		0.0		(0.4)		(0.1)
Subtotal Restructuring	$	(0.4)	$	(0.6)	$	(1.1)	$	(2.0)
Other Items								
Gain / (loss) on Rivian investment	$	(0.1)	$	-	$	(7.4)	$	(0.0)
AV strategy including Argo Impairment		(0.1)		-		(2.8)		-
Transit Connect customs matter		-		-		-		(0.4)
Russia suspension of operations / asset write-off		(0.0)		-		(0.2)		-
Patent matters related to prior calendar years		(0.0)		-		(0.1)		0.0
EV program dispute		-		(0.1)		-		(0.1)
Other (including gains / (losses) on investments)		(0.0)		(0.0)		(0.2)		(0.2)
Subtotal Other Items	$	(0.3)	$	(0.1)	$	(10.6)	$	(0.7)
Pension and OPEB Gain / (Loss)								
Pension and OPEB remeasurement	$	0.1	$	(1.7)	$	0.0	$	(2.1)
Pension Settlements and curtailments		(0.4)		(0.2)		(0.4)		(0.3)
Subtotal Pension and OPEB Gain / (Loss)	$	(0.4)	$	(1.8)	$	(0.4)	$	(2.4)
Total EBIT Special Items	$	(1.1)	$	(2.6)	$	(12.2)	$	(5.1)

a. 2022 includes $0.3B related to restructuring charges in India and $0.2B in North America.
2023 includes restructuring charges in North America and India

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the Years Ended December 31, 2021 2022 2023 Financing revenue Operating leases $ 5,291 $ 4,569 $ 4,105 Retail financing 3,888 3,514 4,236 Dealer financing 774 1,079 2,403 Other financing 46 63 132 Total financing revenue 9,999 9,225 10,876 Depreciation on vehicles subject to operating leases (1,626) (2,240) (2,309) Interest expense (2,790) (3,334) (6,311) Net financing margin 5,583 3,651 2,256 Other revenue Insurance premiums earned 75 75 119 Fee based revenue and other 176 116 124 Total financing margin and other revenue 5,834 3,842 2,499 Expenses Operating expenses 1,325 1,329 1,360 Provision for/(Benefit from) credit losses (310) 39 278 Insurance expenses 10 (4) 53 Total expenses 1,025 1,364 1,691 Other income/(loss), net (78) (41) 514 Income before income taxes 4,731 2,437 1,322 Provision for/(Benefit from) income taxes 210 448 (2) Net income $ 4,521 $ 1,989 $ 1,324

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 December 31, 2023 ASSETS Cash and cash equivalents $ 10,393 $ 10,658 Marketable securities 1,493 789 Finance receivables, net Retail installment contracts, dealer financing, and other financing 94,090 105,476 Finance leases 6,423 7,347 Total finance receivables, net of allowance for credit losses of $845 and $882 100,513 112,823 Net investment in operating leases 21,821 20,332 Notes and accounts receivable from affiliated companies 793 845 Derivative financial instruments 987 818 Other assets 2,576 2,940 Total assets $ 138,576 $ 149,205 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 899 Affiliated companies 581 693 Total accounts payable 1,678 1,592 Debt 119,039 129,287 Deferred income taxes 921 337 Derivative financial instruments 3,026 2,141 Other liabilities and deferred revenue 2,035 2,459 Total liabilities 126,699 135,816 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,017) (829) Retained earnings 7,728 9,052 Shareholder’s interest attributable to Ford Motor Credit Company 11,877 13,389 Shareholder's interest attributable to noncontrolling interests — — Total shareholder’s interest 11,877 13,389 Total liabilities and shareholder’s interest $ 138,576 $ 149,205

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the Years Ended December 31, 2021 2022 2023 Cash flows from operating activities Net income $ 4,521 $ 1,989 $ 1,324 Provision for/(Benefit from) credit losses (310) 39 278 Depreciation and amortization 2,349 2,872 2,900 Amortization of upfront interest supplements (2,249) (1,830) (1,795) Net change in deferred income taxes 147 324 (617) Net change in other assets 522 (497) (146) Net change in other liabilities (185) 360 343 All other operating activities 168 228 43 Net cash provided by/(used in) operating activities 4,963 3,485 2,330 Cash flows from investing activities Purchases of finance receivables (35,283) (35,085) (41,765) Principal collections of finance receivables 41,382 36,907 36,343 Purchases of operating lease vehicles (11,216) (8,911) (9,577) Proceeds from termination of operating lease vehicles 11,469 9,802 8,700 Net change in wholesale receivables and other short-duration receivables 7,693 (10,872) (4,794) Purchases of marketable securities and other investments (8,014) (3,578) (2,039) Proceeds from sales and maturities of marketable securities and other investments 10,676 4,161 2,805 Settlements of derivatives (17) 184 (145) All other investing activities (190) (91) (84) Net cash provided by/(used in) investing activities 16,500 (7,483) (10,556) Cash flows from financing activities Proceeds from issuances of long-term debt 23,101 42,175 51,659 Payments of long-term debt (44,260) (41,758) (41,753) Net change in short-term debt 3,460 5,375 (1,424) Cash distributions to parent (7,500) (2,100) — All other financing activities (41) (78) (139) Net cash provided by/(used in) financing activities (25,240) 3,614 8,343 Effect of exchange rate changes on cash, cash equivalents, and restricted cash (128) (187) 158 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ (3,905) $ (571) $ 275 Cash, cash equivalents, and restricted cash at beginning of period $ 14,996 $ 11,091 $ 10,520 Net increase/(decrease) in cash, cash equivalents, and restricted cash (3,905) (571) 275 Cash, cash equivalents, and restricted cash at end of period $ 11,091 $ 10,520 $ 10,795